Exhibit 3.49

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

SHEA VICTORIA GARDENS, LLC

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

655 Brea Canyon Road	655 Brea Canyon Road
Walnut CA 91789	Walnut CA 91789

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

The name and the Florida street address of the registered agent are:

NRAI Services, Inc.

Name

2731 Executive Park Drive, Suite 4

Florida street address (P.O. Box NOT acceptable)

Weston                          FLORIDA 33331

City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate. I hereby accept the appointment as registered agent and agree to act in this capacity, I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, Florida Statutes.

NRAI Services, Inc.

By:
Registered Agent’s Signature
Louie Tamantini, Vice President

(CONTINUED)

ARTICLE IV - Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager “MGRM” = Managing Member

MGRM	Shea Capital II, LLC
655 Brea Canyon Road Walnut CA 91789

_______________

_______________

_______________

(Use attachment if necessary)

NOTE: An additional article must be added if an effective date is requested.

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Paul E. Mosley
Typed or printed name of signee

Filing Fees:

$100.00 Filing Fee for Articles of Organization

$ 25.00 Designation of Registered Agent

$ 30.00 Certified Copy (Optional)

$   5.00 Certificate of Status (Optional)